Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-17071) pertaining to the 1986 Stock Option Plan of CFX Corporation and in the Registration Statement (Form S-8, No. 33-52598) pertaining to the 1992 Employee Stock Purchase Plan of CFX Corporation, of our report dated January 19, 1993, with respect to the consolidated financial statements of CFX Corporation (formerly Cheshire Financial Corporation) for the year ended December 31, 1992, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                       /s/ ERNST & YOUNG LLP

Manchester, New Hampshire
March 28, 1995